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                                                               CONFORMED COPY




                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT - June 7, 1994
                       (Date of earliest event reported)


                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


                           Commission File No. 1-777


      Delaware                                               13-5583779
(State of incorporation)                                    (IRS Employer
                                                         Identification No.)


 6501 Legacy Drive
   Plano, Texas                                              75301-1103
(Address of principal                                        (Zip Code)
 executive offices)


Registrant's telephone number, including area code: (214) 431-1000
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Item 5.  Other Events.

         On June 7, 1994, J. C. Penney Company, Inc. (the "Company") entered into an Underwriting Agreement with CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J. P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters") for the sale of
(a) $225,000,000 aggregate principal amount of its 6 7/8% Notes Due 1999 (the "6 7/8% Notes") at a price to the public of 99.646% of the principal amount thereof, and (b) $275,000,000 aggregate principal amount of its 7 3/8% Notes Due 2004 (the "7 3/8% Notes") at a price to the public of 99.480% of the principal amount thereof, (the 6 7/8% Notes, and the 7 3/8% Notes herein collectively called the "Notes"). The closing of the sale was held on June 15, 1994. The Notes are being issued pursuant to Registration Statement No. 33-53275, which was filed with the Securities and Exchange Commission (the "Commission") on April 26, 1994 and became effective on April 29, 1994, and the Prospectus dated April 29, 1994 and a Prospectus Supplement dated June 7, 1994, which were filed with the Commission on June 9, 1994. Pursuant to the Registration Statement, debt securities were registered for offering under the Securities Act of 1933 on a continuous or delayed basis pursuant to the provisions of Rule 415.

Item 7.  Financial Statements and Exhibits

         (c)     Exhibits.

                 1. Underwriting Agreement among J. C. Penney Company, Inc. and the Underwriters (dated June 7, 1994).

                 4.       Form of Notes.

                 5. Opinion of C. R. Lotter with respect to the validity of the Notes.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 J. C. PENNEY COMPANY, INC.



                                                 /S/C. R. Lotter
                                                 C. R. Lotter
                                                 Executive Vice President,
                                                 Secretary and General Counsel

Date: June 17, 1994